EXHIBIT 99.2

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of July 8, 2004, by and between COMMUNICORP GROUP LIMITED, a company organized under the laws of Ireland ("Buyer"), Metromedia International Telecommunications, Inc., a corporation organized under the laws of Delaware, U.S.A. ("Seller") and Metromedia International Group, Inc., a corporation organized under the laws of Delaware, U.S.A. ("Parent").

                                    RECITALS

         WHEREAS, Seller owns all of the issued and outstanding shares of MII (the "Shares");

         WHEREAS, MII owns all or some portion of the shares of the Operating Companies;

         WHEREAS, the Operating Companies operate radio stations in various parts of Europe;

         WHEREAS, Seller desires to sell, and Buyer desires to purchase, Seller's Shares in MII and (to the extent not owned by MII) any shares held directly or indirectly by Seller or Parent in any of the Operating Companies; and

         WHEREAS, Seller is a wholly owned subsidiary of Parent, which has agreed to enter into this Agreement for the purposes set out herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

1. DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

                  "AFFILIATED GROUP"--with respect to MII and each of the Operating Companies, shall mean a group of corporations with which any of the Operating Companies has filed (or was required to file) consolidated, combined, group, unitary or similar Tax Returns.

                  "AFFILIATED GROUP TAX RETURN"--shall mean the Tax Return of the Parent for any Affiliated Period.

                  "AFFILIATED   PERIOD"--any   taxable   period   for  which  an
                  Affiliated Group Tax Return was or is required to have been or be filed.

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                  "BUSINESS DAYS"--a day (other than a Saturday or Sunday or any other day on which commercial banks are authorized or required to close in New York City);

                  "BUYER"--as defined in the first paragraph of this Agreement.

                  "BUYER'S GROUP"--the Buyer, any holding company of the Buyer and any subsidiary of the Buyer or any such holding company.

                  "BROADCASTING LICENSES"--each of the broadcasting licenses listed in Exhibit D:

                  "CLOSING"--as defined in Section 2.3.

                  "CLOSING DATE"--the date and time as of which the Closing actually takes place.

                  "CODE"-- the Internal Revenue Code of 1986, as amended.

                  "CONSENT"--any  approval,  consent,  ratification,  waiver, or
                  other     authorization     (including    any     Governmental
                  Authorization).

                  "CONTEMPLATED    TRANSACTIONS"--all    of   the   transactions
                  contemplated by this Agreement, including but not limited to:

                  (a)      the sale of the Shares by Seller to Buyer;

                  (b) the execution, delivery, and performance of the Seller's Releases;

                  (c)      the   performance   by  Buyer  and  Seller  of  their
                           respective   covenants  and  obligations  under  this
                           Agreement; and

                  (d) Buyer's acquisition and ownership of the Shares and exercise of control over MII and the Operating Companies.

                  "ENCUMBRANCE"--any right, interest or equity of any person (including, without limitation, any right to acquire, right of first refusal, option or right of pre-emption) or any mortgage, charge, pledge, lien, restriction, assignment, encumbrance or security or priority interest or arrangement of whatsoever nature howsoever arising and any other type of preferential arrangement (including, without limitation, title, transfer and retention arrangements) having similar effect.

                  "ENVIRONMENTAL  LAW"--any  law,  regulation,   order,  decree,
                  permit, authorization, opinion, common law or agency requirement of any jurisdiction relating to: (A) the protection, investigation or restoration of the environment, human health and safety, or natural resources, (B) the handling, use, storage, treatment, presence, disposal, release or threatened release of any hazardous substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

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                  "EXPERT"--an  independent firm of accountants of international repute nominated by the Seller which shall be reasonably acceptable to the Buyer in the event of (i) Catherine Tezcan being unable to prepare the analysis of Net Assets at Closing within forty-five days after the Closing Date or (ii) a dispute arising out of the determination of the Net Assets at Closing by Catherine Tezcan.

                  "MATERIAL CONTRACT"--any arrangement, agreement, contract or undertaking which is material in the context of the business being carried on by MII or any of the Operating Companies or to the business of MII and the Operating Companies taken as a whole which involves a capital commitment in excess of US $50,000 per annum, including but not limited to Broadcasting Licenses, transmission contracts and arrangements with key suppliers and customers, all as listed in Section 3.2.10(a) of the Disclosure Schedule.

                  "MATERIAL ADVERSE EFFECT"--any material adverse change, event, circumstance or, development with respect to, or material adverse effect on (i) the business, assets, liabilities, capitalization, financial condition, or results of operations of MII or any of the Operating Companies, or (ii) the ability of Seller to consummate the Contemplated Transactions; except that any such change, event, circumstance or development in respect of, or effect which results from (a) changes that are the result of economic factors affecting the national, regional or world economy; (b) changes that are the result of factors generally affecting the specific industry or markets in which the Operating Companies compete; (c) any adverse change, effect or circumstance primarily arising out of or resulting from the announcement of the Contemplated Transactions; or (d) changes in law, rule or regulations or generally accepted accounting principles or the interpretation thereof shall not be deemed a Material Adverse Effect.

                  "MII"--Metromedia International Inc., a corporation organized under the laws of Delaware.

                  "NET ASSETS"--as at any date shall mean an amount derived by taking the total assets of MII and the Operating Companies, excluding inter-company receivables to MII and the Operating Companies, if any, and subtracting the total liabilities of MII and the Operating Companies, excluding inter-company payables to MII and the operating Companies, to be calculated on the basis of and using the headings set out on Exhibit A, being a calculation of the actual Net Assets of MII and the Operating Companies as of March 31, 2004. For the avoidance of doubt, the parties agree that with respect to the Analysis, the preparation of the underlying financial results of MII and the Operating Companies will follow United States generally accepted accounting principles ("US GAAP") using estimates and judgments, with respect to the accounting used for the allowance for doubtful accounts, recognition of revenue, among others, as consistently applied based on MII accounting methods currently in effect.


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


                  "NET ASSETS AT CLOSING"--the actual amount of the Net Assets as at whichever of July 30, 2004 or August 31, 2004, is the Closing Date, to be calculated in accordance with the provisions of Clause 2.2(e).

                  "NET ASSETS BENCHMARK"--Seven Million, Four Hundred Sixty Eight Thousand, One Hundred Thirty Nine United States Dollars (US$ 7,468,139) being the projected amount of the Net Assets as at July 30, 2004, if that date is the Closing Date, a calculation of which is set out in Exhibit B; or Seven Million, Two Hundred Fifty Three Thousand, Four Hundred Fifty One United States Dollars (US$ 7,253,451) being the projected amount of the Net Assets as at August 31, 2004, if that date is the Closing Date, a calculation of which is set out in Exhibit C.

                  "OPERATING COMPANIES"--shall mean those companies listed on Exhibit E hereto (individually, an "Operating Company").

                  "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

                  (c) such action is similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

                  "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                  "RELATED PERSON"--With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;


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                  (c)      each  Person  that  serves  as a  director,  officer,
                           partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any individual described in clause (b) or (c).

                  For purposes of this definition, "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing greater than 50% of the outstanding voting power of a Person or equity securities or other equity interests representing greater than 50% of the outstanding equity securities or equity interests in a Person.

                  "RELEVANT BUSINESS"--the ownership and/or operation of radio stations.

                  "RESTRICTED PERIOD"--the period commencing on the date of this Agreement and ending two years from the Closing Date.

                  "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

                  "SECURITIES ACT"--the Securities Act of 1933 as amended, and regulations and rules issued pursuant to that Act.

                  "SELLER"--as defined in the first paragraph of this Agreement.

                  "SELLER'S RELEASES"--as defined in Section 2.4.

                  "SHARES"--as defined in the Recitals of this Agreement.

                  "SUBSIDIARY"--with respect to a party, any company, corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or a managing member (excluding partnerships, the general partnership interests of which held by such party and/or one or more of its Subsidiaries do not have a majority of the voting interest in such partnership) (ii) such party and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or other governing body performing similar functions or (iii) such party and/or one or more of its Subsidiaries, directly or indirectly, owns or controls more than 50% of the equity, membership, partnership or similar interests.


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                  "TAX" OR "TAXES"--all taxes, charges,  fees, levies, duties or other similar  assessments or liabilities,  including  without
                  limitation  income,  gross  receipts,  ad  valorem,   premium,
                  value-added,  excise, real property, personal property, sales,
                  use,   transfer,   withholding,    employment,    unemployment
                  insurance,   social  security,   business  license,   business
                  organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance,
                  stamp,   capital  issuance,   occupation,   windfall  profits,
                  customs, duties, franchise and other taxes imposed by the United States, Bulgaria, the Czech Republic, Estonia, Finland
                  or  Hungary  or  any  state,  local,   provincial  or  foreign
                  government,   or  any  agency  thereof,   or  other  political
                  subdivision  of  the  United  States,   Bulgaria,   the  Czech
                  Republic, Estonia, Finland or Hungary or any such state, local, provincial or foreign government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

                  "TAX RETURNS"--all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes and any amendment thereof.

                  "TERRITORY"--Bulgaria, the Czech Republic, Estonia, Finland and Hungary.

                  "WARRANTORS"--Seller and Parent and each a "Warrantor".

2. SALE AND TRANSFER OF SHARES; CLOSING

         2.1 SHARES. Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller free from any Encumbrance and together with all accrued benefits and rights thereon.

         2.2 PURCHASE PRICE.



         (a) The aggregate purchase price (the "Purchase Price") for the Shares will be Fourteen Million, Two Hundred Fifty Thousand United States Dollars (US$ 14,250,000) of which an amount of Five Hundred Thousand United States Dollars (US$ 500,000) has been paid on the date hereof and the balance of which shall be payable as set out in paragraphs (b) and (c) below.

         (b) The Buyer shall make a further payment to the Seller of Thirteen Million, Thirty Seven Thousand, Five Hundred United States Dollars (US$ 13,037,500) on Closing.

         (c) The Buyer shall pay the balance of the Purchase Price in the amount of Seven Hundred Twelve Thousand, Five Hundred United States Dollars (US$ 712,500) which represents 5% of total Purchase Price (the "Final Payment") to the Seller (less any deduction required pursuant to paragraph (d) of this Section 2.2 or any reduction required pursuant to paragraph (e) of this Section 2.2) on the date being six months after the Closing Date, subject to any deduction required therefrom as set out below.

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


         (d) In the event the Buyer shall incur actual damages as a result of a breach of any of the Warranties contained in Section 3.2.14 of this Agreement made within six months of Closing ("Outstanding Claims") and such damages are confirmed in a definitive written legal opinion of Buyer's counsel, the aggregate amount claimed under the Outstanding Claims shall (subject to a maximum amount of the Final Payment or any balance thereof remaining to be paid) be placed on deposit in an escrow account of Seller's counsel. Within 15 days after the funds have been placed on such deposit, the Seller shall confirm in writing its acceptance of such determination of legal counsel after which the amount of Outstanding Claims shall be paid to either Buyer or Seller, as appropriate. In the event such determination of Outstanding Claims shall be unacceptable to Seller, the amount of Outstanding Claims shall remain on the escrow account until the dispute regarding this amount is resolved by the parties using legal remedies available hereunder.

         (e) It has also been agreed between the parties that there shall be an adjustment to the Purchase Price (the "Adjustment") by reference to the level of the Net Assets at Closing compared to the projected amount thereof as at the date of this Agreement and in this regard the following provisions of this paragraph (e) shall apply:

                  (i) Within forty-five days after the Closing Date, the Parties shall procure that Catherine Tezcan will perform an analysis of the Net Assets as at the Closing Date (the "Analysis") for the purposes of determining the Net Assets at Closing and the delivery of the Analysis to each of the Seller and the Buyer. The Analysis shall be performed in a manner consistent with the presentation of the Net Assets analysis for the period ended March 31, 2004, as set out in Exhibit A to this Agreement. During such period of time, Buyer shall allow Seller to maintain regular contact with Catherine Tezcan and with financial personnel in the Operating Companies and to maintain access to books, records and other financial information on the Operating Companies such that the Seller may verify the accuracy of the Analysis and the information and data used in its preparation.



                  (ii) The Analysis shall determine the difference between the "Net Assets Benchmark" and the "Net Assets at Closing". Based upon the results of the Analysis, as agreed upon by the parties or in default of agreement determined in accordance with paragraph (iv) of this
                           Section 2.2, the Purchase Price shall be adjusted as follows:

                           A if the Net Assets at Closing is, in the event Closing occurs on July 30, 2004, less than Seven Million, Three Hundred Eighteen Thousand, Seven Hundred Seventy Six United Stated Dollars (US$ 7,318,776), or, in the


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                                    event  Closing  occurs on August  31,  2004,
                                    less than Seven  Million,  One Hundred Eight
                                    Thousand,  Three  Hundred  Eighty Two United
                                    Stated  Dollars  (US$  7,108,382),  being in
                                    each case Ninety Eight  percent (98%) of the
                                    Net    Assets    Benchmark    (the    "Lower
                                    Threshold"), then the Purchase Price shall be decreased by the difference between the actual Net Assets at Closing and the Lower Threshold (the "Buyer Friendly Net Assets Adjustment"). In such a case, the Buyer will reduce the Final Payment (subject to any deduction therefrom pursuant to paragraph
                                    (d)  of  this  Section  2.2)  by  the  Buyer
                                    Friendly Net Assets Adjustment amount and if the amount of the Buyer Friendly Net Assets Adjustment is greater than the Final Payment (subject to any deduction therefrom pursuant to paragraph (d) of this Section 2.2) the Seller shall remit the balance of the Buyer Friendly Net Assets Adjustment amount to the Buyer by no later than 5 Business Days following (as the case may be) agreement between the Seller and the Buyer upon or determination by the Expert of the Net Assets at Closing; or



                           B if the Net Assets at Closing is, in the event Closing occurs on July 30, 2004, greater than Seven Million, Six Hundred Seventeen Thousand, Five Hundred Two United States Dollars (US$ 7,617,502), or, in the event Closing occurs on August 31, 2004, greater than Seven Million, Three Hundred Ninety Eight Thousand, Five Hundred Twenty United States Dollars (US$ 7,398,520), being in each case One Hundred two percent (102%) of the Net Assets Benchmark (the "Upper Threshold"), then the Purchase Price shall be increased by the amount by which the Net Assets at Closing exceeds the Upper Threshold (the "Seller Friendly Net Assets Adjustment"). In such a case, the Buyer shall remit payment of the Seller Friendly Net Assets Adjustment amount to the Seller by no later than 5 Business Days following (as the case may be) agreement between the Seller and the Buyer upon or determination by the Expert of the Net Assets at Closing.

                  (iii) If Ms. Tezcan is unavailable to prepare the Analysis, the Expert shall prepare the Analysis. The cost of the Expert will be borne equally by both parties. The opinion of the Expert shall be binding upon the parties and the appropriate adjustments to the Purchase Price, if any, shall be made and if funds are due from one party to the other, they shall be remitted within 5 Business Days of the parties' receipt of the Analysis from the Expert.

                  (iv) Any dispute as to the method of preparation by Ms. Tezcan of the Analysis or the amount of the Net Assets at Closing as shown thereby shall be referred to the Expert. Unless, within 20 Business Days of the date of delivery of the Analysis to the Seller and the Buyer, either of them gives notice in writing to the other that it


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                           does not agree with the Analysis or the amount of the
                           Net Assets at Closing, specifying in reasonable detail the reasons for its disagreement (a "Dispute Notice") it shall be deemed to agree with the correctness of and accept the Analysis and the amount of the Net Assets at Closing for the purposes of this Agreement and it shall be final and binding on the parties. If either party serves a Dispute Notice, the parties shall use their reasonable endeavors to reach agreement as to the matter in dispute with 10 Business Days of the service of the Dispute Notice.


         (v) If no such agreement is reached as to the matter or matters in dispute within 10 Business Days of the service of the Dispute Notice, such matter or matters shall be referred, on the application of either the Seller or the Buyer, to the Expert for determination. The Expert shall be instructed to notify his determination to the Seller and the Buyer by means of a written determination. The Expert shall have the right to call for information from any party relevant to any determination he may be required to make. The costs of the Expert shall be borne equally by the Seller and the Buyer.

         (vi) If any matter is referred to the Expert, the Seller and the Buyer shall use their best endeavors to co-operate with the Expert in resolving such matter and for that purpose shall provide to the Expert all such information and documentation as it may reasonably require. Each of the Seller and the Buyer shall be entitled to submit written representations to the Expert in connection with the matter or matters of dispute.

         (vii) Forthwith upon the determination of the matter or matters in dispute by the Expert, the parties shall procure that such adjustments (if any) as may be required by such determination shall be made to the Analysis and a revised Analysis incorporating such adjustments (if any) shall be issued and delivered to the Buyer and the Seller within 10 Business Days of the determination of the Expert and shall (in the absence of manifest error) be deemed to be agreed by and be conclusive and binding upon the parties.

         (f) Each of Seller and Parent covenants with Buyer that a cash balance of Five Million United States Dollars (US $5,000,000) shall be maintained by Seller or any of its Subsidiaries for a period of eight (8) months from the Closing Date.

         2.3 CLOSING. The purchase and sale (the "Closing") provided for in this Agreement will occur at a place and time agreed upon by the parties on Friday, July 30, 2004, or, alternatively, on Tuesday, August 31, 2004. Subject to the provisions of Section 10, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.


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


2.4 CLOSING OBLIGATIONS. At the Closing:


         (a)      Seller and Parent will deliver,  or cause to be delivered,  to
                  Buyer:

                  (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer;

                  (ii) a resignation and release agreement executed by each employee and/or director of MII and the Operating Companies listed on Schedule 2.4(a)(ii) hereof (collectively, the "Seller's Releases");

                  (iii)    all statutory and other corporate records of MII;

                  (iv) evidence satisfactory to the Buyer of the discharge of any indebtedness referred to in Clause 2.4(c).

         (b) Buyer will deliver to Seller that part of the Purchase Price payable upon Closing, by wire transfer of immediately available funds, to the account(s) specified by Seller on
                  Schedule 2.4(b) hereof.

         (c) On Closing Seller shall (and Parent shall procure that Seller shall) repay any indebtedness owed at Closing by it (or any person who is a Related Person of Seller or Parent) to MII or any of the Operating Companies and shall release MII and each of the Operating Companies from all securities, guarantees and indemnities (if any) given by or binding upon any of them in relation to any debt or obligation of Seller or Parent (or any person who is a Related Person of Seller or Parent). Pending such release, Seller and Parent shall indemnify and keep indemnified Buyer as trustee for itself and MII and each of the Operating Companies from and against all costs, claims and demands arising out of or in connection with such securities, guarantees and indemnities. In addition, Seller and Parent shall on Closing assign to the Buyer or such person as the Buyer shall designate the benefit of any indebtedness owed at Closing to it (or any person who is a Related Person of Seller or Parent) by MII or any of the Operating Companies.

3. REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT

3.1 BASIS ON WHICH WARRANTIES AND REPRESENTATIONS ARE GIVEN

         3.1.1 The Warrantors hereby jointly and severally warrant to the Buyer in relation to themselves and MII and the Operating Companies in accordance with the terms set out in this Section 3 subject only to any matters fully, fairly and accurately disclosed by the Warrantors in the disclosure attached hereto as Exhibit G (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3 and the disclosure in any paragraph shall qualify (1) the corresponding paragraph in this Section 3 and (2) the other paragraphs in
Section 3 only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraph. The Warrantors further acknowledge that the Buyer has entered into this Agreement in reliance (inter alia) on the Warranties.


         3.1.2 The Warrantors undertake to and with the Buyer and its successors in title that:

         (a) save as set out in Clause 3.1.1 all of the Warranties will be true and correct on Closing in all respects as if they had been entered into afresh at Closing with reference to the state of affairs at that date;

         (b) if after the execution hereof and prior to or at Closing any event shall occur which results or may result in any of the Warranties being unfulfilled, untrue, misleading or incorrect on that date or at Closing they shall immediately notify the Buyer thereof in writing setting out all details of the matter in question as are available to the Warrantors or MII or any of the Operating Companies.

         3.1.3 The  Warranties  shall  survive  Closing for a period of eighteen
(18) months with the exception of the Warranties contained in Section 3.2.7, which shall survive Closing for a period of twenty-four (24) months. The other covenants and agreements of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing indefinitely or for the shorter period explicitly specified therein. Notwithstanding the preceding sentences, any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

3.2 WARRANTIES AND REPRESENTATIONS

         The Warrantors jointly and severally represent and warrant to Buyer as follows:

         3.2.1. ORGANIZATION, STANDING AND POWER; SUBSIDIARIES.

         (a) MII and each of the Operating Companies is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use. MII and each of the Operating Companies is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Except as provided in Section 3.2.1(a) of the Disclosure Schedule, none of MII or the Operating Companies has delegated any powers under a power of attorney which remains in effect.


         (b) Section 3.2.1(b) of the Disclosure Schedule sets forth a list of all of the Operating Companies and MII's direct or indirect equity interest therein, which shall be complete and accurate as of the Closing Date. Except as set forth in Section 3.2.1(b) of the Disclosure Schedule, as of the Closing date, none of MII or the Operating Companies directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable into or exercisable for any equity, membership, partnership or similar interest in, any company, corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, and none of MII or the Operating Companies has, at any time, been a general partner or managing member of any general partnership, limited partnership, limited liability company or other entity.


         (c) Warrantors have delivered to Buyer complete and accurate copies of the charter, by-laws and other organizational documents of the Seller, MII and each of the Operating Companies and all amendments thereto as in effect at the date hereof ("Organizational Documents").

         3.2.2 CAPITALIZATION

         (a) The capital structure of MII and each of the Operating Companies is as reflected in the charter, by-laws and other organizational documents of MII and the Operating Companies. All of the outstanding equity securities of MII and each of the Operating Companies have been duly authorized and validly issued and are fully paid and non-assessable.

         (b) None of the un-issued equity securities of MII or any of the Operating Companies are reserved for future issuance pursuant to warrants or other outstanding rights to purchase such equity securities. Except as provided on Section 3.2.2(b) of the Disclosure Schedule, there are (i) no equity securities of any class of MII or any of the Operating Companies (other than equity securities of any such company that are directly or indirectly owned by Seller), or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding or (ii) no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Seller or MII or any of the Operating Companies is a party or by which Seller or MII or any of the Operating Companies is bound obligating Seller or MII or any of the Operating Companies to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of MII or any of the Operating Companies or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating Seller or MII or any of the Operating Companies to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. None of MII or any of the Operating Companies has outstanding any share appreciation rights, phantom shares, performance-based rights or similar rights or obligations. Neither Seller nor any of its Affiliates is a party to or is bound by any, and there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any share capital or other equity interests of Seller in MII or any of the Operating Companies. For purposes of this Agreement, the term "Affiliate" when used with respect to any party shall mean any person who is an "affiliate" of that party within the meaning of Rule 405 promulgated under the Securities Act.


         (c) Except as set forth in Section 3.2.2(c) of the Disclosure Schedule, none of the outstanding equity securities of MII or of any of the Operating Companies are subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable law, such company's Organizational Documents or any agreement to which Seller or MII or any of the Operating Companies is a party or is otherwise bound. There are no obligations, contingent or otherwise, of MII or any of the Operating Companies to repurchase, redeem or otherwise acquire any of its equity securities or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in MII or any of the Operating Companies or any other entity.

         3.2.3    AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) Each of Warrantors has all requisite corporate power and authority under applicable law to enter into this Agreement and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and other Contemplated Transactions have been duly and validly authorized by the each of Warrantor's Board and no other corporate proceeding on the part of each of Warrantors is necessary to authorize this Agreement or to consummate the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by each of Warrantors and (i) assuming the due authorization, execution and delivery hereof by Buyer and (ii) the receipt by Seller of the deposit described in Section 2.2(a) above,
                  constitutes   a  valid  and  binding   agreement  of  each  of
                  Warrantors, enforceable against each of Warrantors in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.


         (b) Except as set forth in Section 3.2.3(b) of the Disclosure Schedule, the execution and delivery of this Agreement by each of Warrantors do not, and the consummation by each of Warrantors of the Contemplated Transactions shall not, (i) conflict with, or result in any violation or breach of, any provision of the Organizational Documents of either of Warrantors or of the charter, by-laws, or other organizational document of either of Warrantors, (ii) conflict with, result in any violation or breach of, constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Encumbrance on Seller's or MII's or any of the Operating Companies' assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which Seller or MII or any of the Operating Companies is a party or by which any of them or any of their properties or assets may be bound, (iii) conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to either of Warrantors (including any statute, law, ordinance, rule or regulation regarding the solvency or otherwise of either of the Warrantors) or MII or any of the Operating Companies or any of its or their properties or assets. Section 3.2.3(b) of the Disclosure Schedule lists all consents, waivers and approvals under any of Seller's or MII's or any of the Operating Companies' agreements, licenses or leases required to be obtained in connection with the consummation of the Contemplated Transactions, which, if individually or in the aggregate were not obtained, would result in a material loss of benefits to MII or any of the Operating Companies.

         (c) Except as set forth in Section 3.2.3(c) of the Disclosure Schedule, no filing or registration with or notification to and no permit, authorization, consent or approval of any court, commission, governmental body, regulatory authority, agency or tribunal wherever located (a "Governmental Entity") is required to be obtained, made or given by either of Warrantors in connection with the execution and delivery of this Agreement or the consummation by either of Warrantors of the Contemplated Transactions except such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and Federal securities laws and the law of any country other than the United States where the failure to obtain any consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


         3.2.4    FINANCIAL STATEMENTS; INFORMATION PROVIDED.

                  The Seller has provided to the Buyer information on the actual financial performance of MII and the Operating Companies as reflected within the financial statements as of March 31, 2004 (the "Financial Statements"), which were included with the April 26, 2004 and July 1, 2004 (with respect to Metroradio Finland OY only) financial projections of MII and the Operating Companies contained in Exhibit F hereto. Such information was prepared in accordance with US GAAP using estimates and judgments with respect to the accounting used for the allowance for doubtful accounts and recognition of revenue, among others, as consistently applied based on existing MII accounting methods and fairly presented the consolidated financial position of MII and the Operating Companies as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the MII and the Operating Companies.

         3.2.5    NO UNDISCLOSED LIABILITIES.

         (a) Except for normal and recurring liabilities incurred in the Ordinary Course of Business since March 31, 2004, MII and the Operating Companies do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Material Adverse Effect.

         (b) Except as set forth in Section 3.2.5(b) of the Disclosure Schedule, there are no amounts, whether of principal or interest, owing by MII or any of the Operating Companies (whether contingent or otherwise including any amounts owing by third parties for which any of them is or may be responsible) to any bank or financial institution.

         3.2.6    ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  Since March 31, 2004, MII and the Operating Companies have conducted their respective businesses only in the Ordinary Course of Business and, since such date, there has not been any change, event, circumstance, development or effect that individually or in the aggregate has had, or is reasonably likely to have, a Material Adverse Effect.

         3.2.7    TAXES.

         (a) Each of MII and of the Operating Companies are current with all Tax Returns (including Affiliated Group Tax Returns) that are required to have been filed with respect to any of them, and all such Tax Returns were complete and accurate in all material respects except where any such failure, individually or in the aggregate to file Tax Returns on a timely basis is not reasonably likely to have a Material Adverse Effect.
                  Except as set forth on Schedule 3.2.7(a), none of the Operating Companies has joined or is required to have joined in any Affiliated Group Tax Return with respect to any Affiliated Group in which any corporation other than another of the Operating Companies are or were members with respect to any Affiliated Period. Except as set forth on Schedule 3.2.7
                  (a), MII and each of the Operating Companies have paid on a timely basis all Taxes that were due and payable and each member of an Affiliated Group has paid all Taxes that were due and payable with respect to all Affiliated Periods except where any such failure, individually or in the aggregate is not reasonably likely to have a Material Adverse Effect. The unpaid Taxes of MII and the Operating Companies for tax periods through June 30, 2004 do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements, except where any failure to accrue or reserve, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. All Taxes that MII and any of the Operating Companies is or was required by law to have withheld or collected have been duly withheld or collected and, to the extent required, have been paid or accrued as payable to the proper Governmental Entity, except where such failure, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

         (b) Seller has delivered to Buyer complete and accurate copies of the Affiliated Group Tax Return for the 2002 fiscal years. No examination or audit of any Tax Return of MII or any of the Operating Companies or Affiliated Group Tax Return by any Governmental Entity is currently in progress or threatened or contemplated. Neither MII nor any of the Operating Companies has been informed by any jurisdiction that such jurisdiction believes that any of the Operating Companies was required to file any Tax Return that was not filed which was not thereafter filed. Neither MII nor any of the Operating Companies has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency, which has continuing effect.


         (c) Neither MII nor any of the Operating Companies is or has been a party to any transaction or agreement that is in conflict with the Tax rules on transfer pricing in any relevant jurisdiction. Each of the Operating Companies has (to the extent required) disclosed on their U.S. federal income Tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. There are no proposed or actual assessments, audits, examinations or disputes as to any material amount of Taxes of any nature relating to MII or any of the Operating Companies that have not been finally resolved with all amounts due with respect thereto fully paid.

         (d) There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of MII or any of the Operating Companies, other than with respect to Taxes not yet due and payable.

         (e)      None  of  the  Operating   Companies  is  a  passive   foreign
                  investment company within the meaning of Sections 1291-1297 of the Code.

         (f) Neither Seller nor any of its Subsidiaries has incurred (or been allocated) an "overall foreign loss" as defined in
                  Section 904(f)(2) of the Code that has not been previously recaptured in full as provided in Sections 904(f)(1) and/or 904(f)(3) of the Code.

         3.2.8    OWNED AND LEASED REAL PROPERTIES AND ASSETS

         (a) Section 3.2.8(a) of the Disclosure Schedule sets forth a complete and accurate list of all real property owned by MII or any of the Operating Companies and the location of the premises.

         (b) Section 3.2.8(b) of the Disclosure Schedule sets forth a complete and accurate list of all real property leased, subleased or licensed by MII or any of the Operating Companies (collectively the "Leases") and the location of the premises. None of MII or any of the Operating Companies, to Warrantors' knowledge, any other party, is in default under any of the Leases, except where the existence of such defaults, individually or in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect. None of MII or any of the Operating Companies leases, subleases or licenses any real property to any person other than MII or one of the Operating Companies. Seller has provided Buyer with complete and accurate copies of all Leases.


         (c) None of the assets of MII or any of the Operating Companies are subject to Encumbrance.

         3.2.9. INTELLECTUAL PROPERTY.

         (a) Each of MII and the Operating Companies own, or license or otherwise possess legally enforceable rights to use on an exclusive basis, without any obligation to make any fixed or contingent payments, including any royalty payments, all Intellectual Property used or necessary to conduct the business of MII and each of the Operating Companies as currently conducted, or that would be used or necessary as such business is planned to be conducted (in each case excluding generally commercially available, "off-the-shelf" software programs licensed pursuant to shrink-wrap or "click-and-accept" licenses), except for such rights the absence of which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, the term "Intellectual Property" means (i) patents, trademarks, service marks, trade names, domain names, copyrights, designs and trade secrets, (ii) applications for and registrations of such patents, trademarks, service marks, trade names, domain names, copyrights and designs, (iii) processes, formulae, methods, schematics, technology, know-how, computer software programs and applications, and (iv) other tangible or intangible proprietary or confidential information and materials.


         (b) Except as provided on Section 3.2.9(b) of the Disclosure Schedule, the execution and delivery of this Agreement will not result in the breach of, or create on behalf of any third party the right to terminate or modify any license, sublicense and other agreement as to which MII or any of the Operating Companies is a party and pursuant to which MII or any of the Operating Companies is authorized to use any third-party Intellectual Property that is material to the business of MII or any of the Operating Companies. Section 3.2.9(b)(i) of the Disclosure Schedule sets forth a complete and accurate list of all Intellectual Property (other than unregistered copyrights, trade secrets and confidential information) owned by MII or any of the Operating Companies that is material to the business of MII or any of the Operating Companies (the "Company Intellectual Property")

         (c) All patents and registrations and applications for trademarks, service marks and copyrights which are held by MII or any of the Operating Companies and which are material to the business of MII or the Operating Companies, taken as a whole, are valid and subsisting. MII and each of the Operating Companies have taken reasonable measures to protect the proprietary nature of its Intellectual Property. To the knowledge of Warrantors, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property of MII or any of the Operating Companies, except for infringements, violations or misappropriations which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.


         (d) None of the business or activities previously or currently conducted by MII or any of the Operating Companies infringes, violates or constitutes a misappropriation of, any Intellectual Property of any third party, except for such infringements, violations and misappropriations which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Except as provided on Section
                  3.2.9(b) of the Disclosure Schedule, none of MII or the Operating Companies has received any complaint, claim or notice alleging any such infringement, violation or misappropriation.

         3.2.10. AGREEMENTS, CONTRACTS AND COMMITMENTS.

         (a) There are no contracts or agreements that are material in respect of the business carried on by MII or any of the Operating Companies ("Material Contracts") other than those Material Contracts identified in Section 3.2.10(a) of the Disclosure Schedule, which includes but is not limited to details of all licenses granted by and contracts entered into with the applicable regulators in each jurisdiction and all local management agreements. Each Material Contract is in full force and effect and is enforceable in accordance with its terms and all payments required to be made pursuant thereto have been made including but not limited to any amount which has fallen due for payment under the agreement between Juventus Radio RT and the Hungarian Broadcast and Media Authority dated December 3, 2003. Except as provided in
                  Section 3.2.10(a) of the Disclosure Schedule, neither MII nor any of the Operating Companies nor, to Warrantors' knowledge, any other party to any Material Contract is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other contract, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults which, individually or in the aggregate, have not resulted in, and are not reasonably likely to result in, a Material Adverse Effect.

         (b) Section 3.2.10(b) of the Disclosure Schedule sets forth a complete and accurate list of each material contract or agreement to which MII or any of the Operating Companies is a party or by which it is bound with any Affiliate of Seller or Parent. Complete and accurate copies of all the agreements, contracts and arrangements set forth in Section 3.2.10(b) of the Disclosure Schedule have heretofore been furnished to Buyer.

         (c) There is no non-competition or other similar agreement, commitment, judgment, injunction or order to which MII or any of the Operating Companies is a party or to which MII or any of the Operating Companies is subject that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of the business of any of the Operating Companies as currently conducted and as proposed to be conducted. None of MII or any of the Operating Companies has entered into (or is otherwise bound by) any agreement under which it is restricted in any material respect from selling or otherwise distributing any of its products, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or any segment of the market or line of business.


         3.2.11.  LITIGATION.

                  Except  as  provided  on  Section  3.2.11  of  the  Disclosure
                  Schedule, there is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of Warrantors, threatened against or affecting MII or any of the Operating Companies which, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect. There are no material judgments, orders or decrees outstanding against MII or any of the Operating Companies.

         3.2.12. ENVIRONMENTAL MATTERS.

                  To the knowledge of the Seller, none of the Operating Companies has committed a breach of, or is currently in breach of any of the applicable guidelines formulated by the International Commission on Non-Ionizing Radiation Protection, except for breaches which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

         3.2.13   COMPLIANCE WITH LAWS.

                  MII and each of the Operating Companies has complied with, is not in violation of, and has not received any notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations which, individually or in the aggregate, have not had, and are not reasonably likely to have, a Material Adverse Effect.

         3.2.14. PERMITS.

                  MII and each of the Operating Companies has all permits, licenses (including in particular broadcasting licenses issued by the relevant regulatory authority having jurisdiction over radio broadcasting in the relevant jurisdiction) and franchises from Governmental Entities required to conduct their businesses as now being conducted or as presently contemplated to be conducted (the "Permits"), except for such permits, licenses and franchises the lack of which, individually or in the aggregate, has not resulted in, and is not reasonably likely to result in, a Material Adverse Effect and a list of such Permits is set out in Section 3.2.14 of the Disclosure Schedule. MII and the Operating Companies are in
                  compliance with the terms of the Permits, have made all payments required to be made in connection with the Permits and none of the Permits have been subject to any challenge, citation or attack by a third party or competent authority, except where the failure to so comply, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. Subject to the Buyer complying with its obligations pursuant to Section 6.1, no Permit shall cease to be effective as a result of the consummation of the Contemplated Transactions. There are no circumstances which indicate that any Permit is likely to be revoked and Warrantors are not aware of any circumstances that would result in any of the Permits not being renewed by the applicable regulatory authority.

                  The Warrantors have heretofore furnished the Buyer with copies of written memoranda from counsel to Seller in each jurisdiction in which any of the Operating Companies carries on any broadcasting business requiring a broadcasting license, with the exception of Finland and the Czech Republic, confirming, subject to the Buyer complying with its obligations pursuant to Section 6.1, that the sale and purchase of the Shares shall not constitute a breach of the terms of, or cause any suspension, cancellation or penalty or other sanction to be imposed under any such broadcasting license.

         3.2.15   LABOR MATTERS.

         (a) None of MII or any of the Operating Companies is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of Warrantors, none of MII or any of the Operating Companies is the subject of any proceeding asserting that MII or any of the Operating Companies has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, nor is there pending or, to the knowledge of Warrantors, threatened any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving MII or any of the Operating Companies.


         (b) The employees listed on Section 3.2.15(d) and (c) (the "Employees") comprise all the persons employed full time or part time by MII and the Operating Companies at the date hereof.

         (c) True and complete particulars of the total numbers of the Employees as at the date of this Agreement, their dates of commencement of employment or appointment to office, and a summary of the principal terms and conditions of their employment (including their remuneration, bonus, commission, reimbursement of costs and expenses, or life, accident, health and medical insurances and other benefits) are fully and accurately set out in Section 3.2.15(c) of the Disclosure

         (d) Section 3.2.15(d) of the Disclosure Schedule lists all material retirement and pension plans, schemes, practices or arrangements of any kind, whether written or oral, maintained by MII or any of the Operating Companies or to which any MII or any of the Operating Companies makes contributions (other than as required solely by statute or regulation) (collectively, the "Pension Schemes"). Other than the Pension Schemes, there are no material arrangements (other than as required solely by statute or regulation) to which MII or any of the Operating Companies contributes, or has contributed, or may become liable to contribute under which benefits of any kind are payable to or in respect of the employees of MII or any of the Operating Companies on retirement or death, or in the event of disability or sickness, termination of employment, or in other similar circumstances.


         (e) Where applicable, except where any failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) all contributions to each Pension Scheme have at all times been made in accordance with the recommendations of the actuary to that Pension Scheme,
                  (ii) a proper accrual has been made for those contributions which are due to each Pension Scheme or employee benefit plan on or before the Closing Date, (iii) each of the Pension Schemes is fully funded on an accrued benefits basis, and (iv) the contributions and expenses payable to the Pension Schemes have been applied in accordance with the provisions thereof and the trusts upon which they are to be held.

         3.2.16. BROKERS; SCHEDULE OF FEES AND EXPENSES.

                  With the exception of CEA Beratungs und Beteiligungsgesellschaft mbH, which is a broker of the Parent and for whose fees neither MII nor any of the Operating Companies has any liability, no agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled, as a result of any action, agreement or commitment of Warrantors or any of its Affiliates, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the Contemplated Transactions.

         3.2.17.  DISCLOSURE.

                  (a) No representation or warranty of Warrantors in this Agreement or in any writing delivered to the Buyer in connection with the Contemplated Transactions omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) No notice given pursuant to Section 5.6 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

4. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation.

         4.2 AUTHORITY. Upon the execution and delivery by Buyer of this Agreement, this Agreement will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

         4.3 INVESTMENT INTENT. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

         4.4 FINANCING. Buyer has obtained financing necessary for it to perform its obligations hereunder to the full amount of the Purchase Price, as adjusted. The financing arrangements of the Buyer are described in a commitment letter attached hereto as Exhibit H

5. COVENANTS OF SELLER AND PARENT PRIOR TO CLOSING DATE

         5.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, to the extent commercially reasonable, Seller and Parent will, and will cause MII and each of the Operating Companies and each of their Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") during regular business hours, reasonable access to each such company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data as Buyer may reasonably request pursuant to a site visit plan delivered by the Buyer prior to the signing of this Agreement, (b) furnish Buyer and Buyer's Advisors with copies of all contracts which are Material Contracts, books and records, and other existing material documents and data as Buyer shall reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional material financial, operating, and other data and information as Buyer shall reasonably request. All requests made by the Buyer for documentation, data and information pursuant to this Section 5.1 shall be made in writing, addressed to Ernie Pyle at epyle@mmgroup.com and Natasha Alexeeva at nalexeeva@mmgroup.com, fax number +1 704 845 1815, with copies addressed to Christo Grozev at cgrozev@mmgroup.com and Catherine Tezcan at ctezcan@mmgroup.com and the Seller shall respond to any such request within five days after it has been received by the Seller.

         5.2 BUSINESS UNTIL CLOSING Seller and Parent shall procure that until Closing the business of each of MII and the Operating Companies shall be carried out in the Ordinary Course of Business and subject to Sections 5.3 and 5.4. Without prejudice to the foregoing, the Buyer may appoint up to two Representatives to consult with the Seller with regard to the progress of the business of each of MII and of the Operating Companies. Subject to such Representatives being reasonably available, the Seller will consult and will cause each of MII and of the Operating Companies to consult with such Representatives with respect to any action which may materially affect any of MII or the Operating Companies. The Seller will furnish and will cause each of MII and of the Operating Companies to provide such Representatives with such information as they may reasonably request for this purpose.

         5.3 PROHIBITED TRANSACTIONS With effect from the date hereof and until Closing, but subject to Section 5.4 below or in circumstances necessary to avoid breach of a Warranty occurring after the date hereof but prior to Closing, Seller and Parent shall procure that unless otherwise provided herein none of MII or of the Operating Companies shall without the prior written consent of
Buyer:

         (a) create, extend, grant or issue any Encumbrance over any of its assets or agree to do so;

         (b) create or issue any capital stock, share or loan capital (whether or not convertible to shares) or give or agree to give any option in respect of any capital stock, share or loan capital or enter into any commitment to borrow money or agree to do any of the foregoing;

         (c) enter into any long term or abnormal contract or any guarantee or indemnity or, save in the Ordinary Course of Business, any capital commitment in excess of US$50,000;

         (d) declare or pay any dividend or bonus or make any other distribution of profits or assets;

         (e) knowingly do or permit anything whereby its financial position would be rendered materially less favorable than at the date hereof;

         (e) pass any resolution by its members in general meeting or make any alteration to any of the provisions of its constitutional documents;

         (g) in respect of any agreement binding upon it, make any material default or fail to observe or perform any of the material provisions thereof;

         (h) acquire any assets on hire, lease hire, purchase, credit sale or deferred terms or value exceeding US $30,000 in aggregate and US $5,000 on any single item;

         (i)      co-opt any person to its board directors;

         (j) dismiss any employees under such circumstances as would render it liable to have proceedings of any kind brought against it;

         (k) pay or agree to pay to its directors, agents, shareholders, officers or employees any remuneration or other emoluments or benefits whatsoever other than those and at those rates subsisting at the date of execution of this Agreement as set out in Section 3.2.15(c) of the Disclosure Schedule;

         (l) dispose of or carry out any development upon any part of its fixed assets;

         (m) acquire or dispose of any shares in any other company (with the exception of the sale of shares in the Operating Company responsible for the radio station located in Szeged, and the following other subsidiaries of MII: MII Services, Inc., MII Services GMBH, PolRadio, RadioCorp OY, MILL, and Dotcomm Communications, provided that the Seller shall have the right to transfer all cash proceeds from any such sale prior to Closing directly to Parent and in respect of the sale of the Szeged station from Juventus Radio RT to Parent); or

         (n)      agree or commit to do any of the foregoing.

 Buyer shall not unreasonably withhold its consent to any request made by or on behalf of Seller to any of the matters referred to in this Section 5.3 PROVIDED THAT the granting or withholding of such consent or Buyer's knowledge of any act or omission of Seller or MII or any of the Operating Companies done or omitted to be done in order to avoid a breach of any Warranty shall not in any way prejudice Buyer's rights under this Agreement (including, without limitation, under Section 3 or in respect of any Warranty Claim).

         5.4 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Seller and Parent will, and will cause MII and each of the Operating Companies to, to the extent commercially reasonable, cooperate with Buyer with respect to Buyer's obligations under Section 6.1 hereof and all filings that are required by applicable law to be made with respect to the Contemplated Transactions.

         5.5 NOTIFICATION. Between the date of this Agreement and the Closing Date, Seller or Parent (as the case may be) will, as soon as practicable, notify Buyer in writing if Seller, Parent, MII or any of the Operating Companies becomes aware of any fact or condition that causes or constitutes a material breach of any of Seller's or Parent's representations and warranties as of the date of this Agreement.

         5.6 FURTHER ASSURANCES. Between the date of this Agreement and the Closing Date, Seller and Parent will use their commercially reasonable efforts to cause the conditions in Sections 7 and 8 to be satisfied.

6. COVENANTS OF BUYER PRIOR TO CLOSING DATE

         6.1 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by applicable law to be made to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, to the extent commercially reasonable, Seller and Parent will, and will cause each Related Person to, co-operate with Buyer with respect to all filings that are required by applicable law to be made with respect to the Contemplated Transactions, provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business (other than those changes implicit in the consummation of the Contemplated Transactions).

         6.2 FURTHER ASSURANCES. Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer and Seller will use commercially reasonable efforts to cause the conditions in Sections 7 and 8 respectively to be satisfied.

7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction in all material respects, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part).

         7.1 ACCURACY OF REPRESENTATIONS. All of Seller's and Parent's representations and warranties in this Agreement must have been accurate as of the date of this Agreement, and must be accurate as of the Closing Date as if made on the Closing Date.

         7.2 SELLER'S AND PARENT'S PERFORMANCE.


                  (a) All of the covenants and obligations that each of Seller and Parent is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

                  (b) Each document required to be delivered pursuant to Section
         2.4 must have been delivered, and each of the other covenants and obligations in Sections 5.2 and 5.3 must have been performed and complied with in all respects.

         7.3 ADDITIONAL DOCUMENTS. Seller and Parent shall have delivered to Buyer each of the documents required by Section 2.4 hereof, and such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Seller's or Parent's representations and warranties, (ii) evidencing the performance by Seller and Parent of, or the compliance by Seller and Parent with, any covenant or obligation required to be performed or complied with by Seller or Parent, (iii) evidencing the satisfaction of any condition referred to in this Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         7.4 LICENSES, TITLE.



                  (a) There shall have been no incurable material disruption on or before the Closing Date to the existence or enforceability of any of the Broadcasting Licenses (except for any such license in either the Czech Republic or Finland) by virtue of the Contemplated Transactions.

                  (b) It becomes apparent on or before the Closing Date that there is a material incurable defect in Seller's title to the Shares or in MII's title to any of the Operating Companies.

         7.5 DUE DILIGENCE INVESTIGATION. The results of the due diligence investigation of the Buyer into matters covered by Section 3 hereof to be carried out by the Buyer into each of MII and the Operating Companies prior to Closing do not disclose matters, events or circumstances that, if the Buyer were to complete the purchase of the Shares, would entitle Buyer (and each of the other parties that could be an Indemnified Party under Paragraphs (a) and (b) of
Section 9.3), to make claims pursuant to Section 9.3 for amounts exceeding, in aggregate, Three Million United States Dollars (US $3,000,000).

         7.6 CONSEQUENCES OF NON-COMPLIANCE. If any of the conditions precedent referred to in Clause 7 shall not have been fulfilled on or before September 1, 2004, this Agreement shall thereupon lapse and in such event no party shall have any claim against the other in relation to such termination save to the extent that any breach by any party causes the non-fulfillment of any such condition precedent. Any of the conditions set out in Clause 7 may be waived in whole or in part by Buyer without prejudice to its rights of rescission or other rights in the event of non-compliance with any other conditions. Any such waiver shall be binding on the Seller only if it is in writing.

         8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

         Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

         8.1 ACCURACY OF REPRESENTATIONS. All of Buyer's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate as of the Closing Date as if made on the Closing Date.

8.2 BUYER'S PERFORMANCE.


                  (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, must have been performed and complied with in all material respects.

                  (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4.

         8.3 ADDITIONAL DOCUMENTS. Buyer shall have delivered to Seller each of the documents required by Section 2.4, and such other documents as Seller may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iii) evidencing the satisfaction of any condition referred to in this Section 8, or (iv) otherwise facilitating the consummation of the Contemplated Transactions.

9. FURTHER COVENANTS

         9.1 NON-COMPETITION

                  (a) As a further consideration for the Buyer entering into this Agreement each of Seller and Parent hereby covenants with Buyer that it will not either as principal, partner, agent, employee, director or otherwise howsoever, either directly or indirectly:

                  (i) during the Restricted Period carry on or assist in carrying on, within the Territory, the Relevant Business (other than as a holder of no more than 1% of shares or debentures of a company listed on a recognised stock exchange).

                  (ii) during the Restricted Period directly or indirectly solicit or endeavour to solicit or obtain the custom of any person, firm or company that is now or at Closing a customer of MII or any of the Operating Companies or which is in negotiation with MII or any of the Operating Companies, or use its knowledge or influence over any such customer or person, firm or company to or for its own benefit or that of any other person firm or company in competition with MII or any of the Operating Companies;

                  (iii) during the Restricted Period either directly or indirectly solicit or engage the services of any person employed by MII or any of the Operating Companies under a contract of services or engaged by MII or any of the Operating Companies under a contract for services as at the date hereof or at Closing;

                  (iv) during the Restricted Period in competition with MII or any of the Operating Companies, contract or seek to contract with any supplier of goods or services to MII or any of the Operating Companies so as to have the effect of adversely affecting the supply or terms thereof to MII or any of the Operating Companies, or otherwise do or seek to do anything in relation to such supplier calculated or likely to affect the contracts, relationships or terms of dealing with MII or any of the Operating Companies; or

                  (v) at any time hereafter make use of or disclose for his own benefit or to or on behalf of any person firm or company, any confidential information which it may now or hereafter possess appertaining to the business or affairs of MII or any of the Operating Companies or of any clients, customers or suppliers of MII or any of the Operating Companies or to persons having dealings with MII or any of the Operating Companies unless required by law or judicial process in which case the disclosing party will limit such disclosure to that which is reasonably necessary.

         (b) The benefit of each of the covenants set out from sub-paragraphs 9.1(a)(i) to 9.1(a)(v) (inclusive) shall be deemed to be separate and severable and enforceable by Buyer accordingly. In the event of any covenant contained in this Clause being held to be unreasonable or invalid by reason of the area, duration, type or scope of restriction contained therein and if by deleting part of the wording or substituting a different geographical limit or a shorter period of time or a more restricted range of activities it would not be unreasonable or invalid Seller and Parent agree that said covenant shall be amended by the substitution of such next less extensive limit or period or activity or by such deletions as are required to render it valid and enforceable.

         9.2 WAIVER BY SELLER AND PARENT. Each of Seller and Parent hereby irrevocably waive all claims against MII and each of the Operating Companies and its/their directors and employees which it may have outstanding prior to the date of this Agreement. Without prejudice to the generality of the foregoing none of the information supplied by any of the Operating Companies or its professional advisers prior to the date of this Agreement to Seller or Parent or either of their agents, representatives or advisers in connection with the Warranties or the contents of the Disclosure Schedule or otherwise in relation to the business or affairs of any of the Operating Companies shall be deemed a representation, warranty or guarantee of its accuracy by any of the Operating Companies or its directors, employees or professional advisers to Seller or Parent and each of Seller and Parent waives any claim against each of the Operating Companies or its directors, employees or professional advisers which they might otherwise have in respect of it.

         9.3 INDEMNIFICATION

                  (a) Effective at and after the Closing, Seller and Parent hereby jointly and severally indemnify Buyer and its Related Persons and, effective at the Closing, without duplication, MII and the Operating Companies and each subsidiary of MII and the Operating Companies (together, the "MII GROUP") against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) in connection with any action, suit or proceeding whether involving a third party claim or a claim solely between the parties hereto and any incidental, indirect or consequential damages, losses, liabilities or expenses, and any lost profits or diminution in value ("DAMAGES"), incurred or suffered by Buyer, any of Buyer's Related Persons or any member of the MII Group arising out of any misrepresentation or breach of warranty (after giving effect to any materiality or Material Adverse Effect qualification contained therein, provided that, solely for the purposes of this Section 9.3, the terms "material and "Material Adverse Effect" shall be limited to any event, action or circumstance that results in a total liability to the Buyer in excess of US $40,000) (each such misrepresentation and breach of warranty a "WARRANTY BREACH") or breach of covenant or agreement made or to be performed by Parent or Seller pursuant to this Agreement (after giving effect to any materiality or Material Adverse Effect qualification contained therein), regardless of whether such Damages arise as a result of the negligence, strict liability or any other liability under any theory of law or equity of, or violation of any law by, Buyer or any of Buyer's Related Persons.

                  (b) Notwithstanding anything to the contrary in this Agreement, Seller and Parent hereby jointly and severally indemnify Buyer and its Related Persons and, effective at the Closing, without duplication, each member of the MII Group against and agree to hold each of them harmless from all Damages (including all reasonable costs and expenses of investigation by engineers, environmental consultants and similar technical personnel), whether accrued, contingent, absolute, determined, determinable or otherwise, incurred or suffered by Buyer or any of such Affiliates which relate to the MII Group and which arise out of or relate to ERROR! BOOKMARK NOT DEFINED. any claims made by Gramex or any other copyright agency or other similar organization against Metromedia Finland Oy or any subsidiary thereof in respect of copyright, royalty or other similar payments, and ERROR! BOOKMARK NOT DEFINED. any Tax of any member of the MII Group with respect to any pre-Closing Tax period (whether or not disclosed or required to be disclosed in Disclosure Schedule) and (iii) any Damages (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses) incurred or suffered by Buyer, any of Buyer's Related Persons or any member of the MII Group arising out of or incident to the imposition, assessment or assertion of any such Tax described, including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any Tax (the sum of such amounts being referred to herein as a "TAX LOSS"). For purposes of clause (ii) of the preceding sentence, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax related to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period and (y) in the case of any Tax based upon or related to income be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of MII and the Acquired Companies.

                  (c) Effective at and after the Closing, Buyer indemnifies Seller and Parent and their Related Persons against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Seller, Parent or any of their Related Persons arising out of any Warranty Breach or material breach of covenant or agreement made or to be performed by Buyer pursuant to this Agreement regardless of whether such Damages arise as a result of the negligence, strict liability or any other liability under any theory of law or equity of, or violation of any law by, Buyer or any of Buyer's Related Persons.

                  (d) The party seeking indemnification under Section 9.4(a), (b) or (c) above (the "INDEMNIFIED PARTY")
                           agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity  may be  sought  under  such  Section.  The
                           Indemnifying Party may at the request of the Indemnified Party participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 9.4(a), (b) or (c) above for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

         Notwithstanding anything to the contrary contained in this Agreement, the Parent's and the Seller's obligation to indemnify the Buyer under this
Section 9.3 shall be limited (in respect of any claims for indemnification made within a period of eighteen (18) months after Closing) in the aggregate to an amount equal to Fifteen (15%) Percent of the Purchase Price as adjusted pursuant to Section 2.2(d) and (e) and (in respect of any claims for indemnification made after the date being eighteen (18) months after Closing up to and including the date being twenty-four (24) months after Closing, provided that any such claims shall be capable of being made only in respect of Tax) in the aggregate to an amount equal to Seven (7%) Percent of the Purchase Price as adjusted pursuant to
Section 2.2(d) and (e).

         9.4 CHANGE OF NAME

         (a) Buyer hereby agrees and acknowledges to Seller and Parent that Buyer, MII and the Operating Companies shall not be entitled to use, adopt or purport to use the name "Metromedia" in any manner. Seller and Parent hereby agree and undertake with the Buyer that Seller shall at Closing change the name of MII to a name chosen by the Buyer which does not include the word "Metromedia" or anything confusingly similar thereto.

         (b) Furthermore Seller and Parent hereby covenant with and undertake to Buyer that neither of them shall at any time after Closing use or adopt or purport to use or adopt the name of any of the Operating Companies or any name similar thereto for any purpose or do or say anything which is harmful to the reputation of Operating any of the Operating Companies or use of procure the use, in connection with any business, of any name or any trade name used or owned by any of the Operating Companies on Closing or any part or combination or abbreviations thereof likely to be confused therewith or any Intellectual Property owned or exclusively entitled to be used by any of the Operating Companies.

         9.5 OTHER TAX MATTERS

         All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the transfer of the Shares shall be borne and paid 50% by Buyer and 50% by Seller. Seller and Parent will file all necessary Tax returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, Buyer will, and will cause its Related Persons to, as applicable, join in the execution of any such Tax return and other documentation.

         9.6 CO-OPERATION ON TAX MATTERS

         (a) Buyer, on the one hand, and Seller and Parent, on the other hand, shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Tax return, statement, report or form and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include prompt notification of the other party in the event of receipt of notice of any pending or threatened audits or the commencement of any litigation or other proceeding that reasonably could be expected to affect the Tax liabilities of MII or any of the Operating Companies for any pre-Closing Tax period, the retention and (upon the other party's request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and each of the Seller and Parent agree to retain so long as reasonable all books and records with respect to Tax matters pertinent to MII and the Operating Companies relating to any pre-Closing Tax period, and to abide by all record retention agreements entered into with any Taxing authority;

         (b) Buyer and Seller and Parent further agree, upon request, to use all reasonable efforts to obtain any certificate or other document from any governmental authority or customer of MII and the Operating Companies or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby);

         (c) If so requested by Buyer, Seller shall deliver to Buyer an effective, irrevocable election, executed by Seller, under
                  Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, in form and substance satisfactory to Buyer, and Seller and Parent shall have delivered all documents in connection therewith as the Buyer may reasonably request.

10. TERMINATION

         10.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:


                  (a) by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been cured within a period of ten (10) business days after a written notice of such breach has been delivered by the non-breaching party to the breaching party or waived by such date, provided, however, that in the event that the Seller has not received the deposit referred to in Section 2.2 (a) above one (1) day after the Buyer has delivered its signature to this Agreement, the Seller may terminate this Agreement with immediate effect.

                  (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

                  (c) by mutual consent of Buyer and Seller; or

                  (d) by either Seller or Buyer if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before September 1, 2004, or such later date as the parties may agree upon.

         10.2 EFFECT OF  TERMINATION.  Each party's right of  termination  under
Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired; provided further that in the event of termination of this Agreement for any reason other than (i) material breach by Seller or Parent of their respective obligations hereunder or (ii) because one or more of the conditions precedent to Buyer's obligations set out in Section
7.4 or Section 7.5 is not satisfied (in either of which cases such payment shall be immediately refunded) Seller shall be entitled to keep indefinitely the payment made by Buyer under Section 2.2(a) above.

11. GENERAL PROVISIONS

         11.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         11.2 PUBLIC ANNOUNCEMENTS. Seller and Buyer shall consult together as to terms of, timetable for and manner of publication of any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions, if at all, subject as aforesaid and as may required by law, neither Seller nor Buyer shall make or authorize any announcement concerning the subject matter of this Agreement

         11.3 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, Buyer, Seller and Parent will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Operating Companies to maintain in confidence, and not use to the detriment of another party or an Acquired Company any written, oral, or other information obtained in confidence from another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by law or legal proceeding to be disclosed, in which case the disclosing party shall limit such disclosure to that which is absolutely necessary. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

         11.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Seller:           Metromedia International Telecommunications, Inc.
                           8000 Tower Point Drive
                           Charlotte, NC 28227
                           Attention:  President and General Counsel
                           Facsimile No.: +1-704-845-1815

         Parent:           Metromedia International Group, Inc.
                           8000 Tower Point Drive
                           Charlotte, NC 28227
                           Attention:  President and General Counsel
                           Facsimile No.:  +1-704-845-1815

         Buyer:            Communicorp Group Limited
                           1 Grand Canal Quay
                           Dublin 2
                           Attention:  Chief Executive
                           Facsimile No.: +353-1-4325959

         with a copy to:   LK Shields Solicitors
                           39/40 Upper Mount Street, Dublin 2
                           Attention:  Gerry Halpenny
                           Facsimile No.:  + 353-1-661-0883

         11.5 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world pursuant to the provisions of Section 11.4 hereof.

         11.6 FURTHER ASSURANCES. The parties agree, to the extent commercially reasonable, (a) to furnish upon request to each other such further information,
(b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         11.7 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         11.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the parties.

         11.9 ASSIGNMENT, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other party, which consent will not be unreasonably withheld, provided that Buyer may assign any of its rights under this Agreement to any affiliate of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         11.10 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         11.11 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         11.12 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         11.13 GOVERNING LAW. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

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


11.14 COUNTERPARTS. This Agreement may be executed via facsimile and in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]




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







         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:

By: /S/ PADDY HALPENNY
    -------------------------------------------------
Name:  Paddy Halpenny
Title:  President

SELLER:

By: /S/ HAROLD F. PYLE, III
    -------------------------------------------------
Name:  Harold F. Pyle, III
Title:  Vice President and Chief Financial
             Officer

PARENT

By:  /S/ HAROLD F. PYLE, III
     ------------------------------------------------
Name:  Harold F. Pyle, III
Title:  Executive Vice President and Chief Financial
             Officer



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